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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2003

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32085 (Commission File Number)	36-4392754 (IRS Employer Identification No.)
2401 Commerce Drive, Libertyville, Illinois		60048 (Zip Code)
Registrant's telephone number, including area code 847-680-3515.
N/A (Former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        On August 8, 2003, Allscripts, LLC ("Allscripts"), a Delaware limited liability company and wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc., a Delaware corporation (the "Company"), completed its acquisition of substantially all the assets of RxCentric Inc., a Delaware corporation ("RxCentric"). The acquisition was pursuant to an Asset Purchase Agreement, dated as of July 16, 2003 (as amended, the "Purchase Agreement"), among Allscripts, RxCentric and, for certain limited purposes, the Company. RxCentric is a provider of technology-enabled sales and marketing solutions for the pharmaceutical industry, and RxCentric's principal assets include accounts receivable, intellectual property, and customer agreements. Allscripts intends to integrate RxCentric's operations with its own operations and to continue RxCentric's business.

        Pursuant to the Purchase Agreement, the purchase price for the assets of RxCentric was $4,500,000 in cash and assumed liabilities, plus additional consideration of up to $1,750,000 based upon the revenues of Allscripts' Physicians Interactive business in the twelve-month period following closing. In addition, Allscripts assumed certain liabilities of RxCentric. The purchase price was determined based upon arm's-length negotiations between Allscripts and RxCentric. Allscripts used internal funds to finance the acquisition.

        In connection with the acquisition, Allscripts entered into employment agreements with each of Richard Findlay, the chief executive officer of RxCentric, and Matthew Meyer, the vice president of corporate development and legal affairs of RxCentric, and Allscripts entered into a consulting agreement with Damian Roskill, the chief operating officer of RxCentric.

        A copy of the Purchase Agreement is attached as an exhibit to this report and is hereby incorporated by reference. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)
Financial Statements of Business Acquired.

1.
Audited consolidated financial statements for RxCentric Inc. for the year ended December 31, 2002 are included commencing on Page F-1.

2.
Unaudited consolidated financial statements for RxCentric Inc. for the six months ended June 30, 2003 and 2002 are included commencing on Page F-17.

(b)
Pro Forma Financial Information.

  Unaudited Pro Forma financial statements for the year ended December 31, 2002 and the six months ended June 30, 2003 are included commencing on Page PF-1.

(c)
Exhibits:

2.1
Asset Purchase Agreement, dated as of July 16, 2003, as amended, by and between Allscripts, LLC and RxCentric Inc. (previously filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 14, 2003, File No. 001-32085).

23.1
Consent of PricewaterhouseCoopers LLP

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: October 22, 2003	By:	/s/ WILLIAM J. DAVIS William J. Davis Chief Financial Officer

3

RxCentric Inc.

Consolidated Financial Statements

December 31, 2002

RxCentric Inc.

Index

December 31, 2002

Page(s)
Report of Independent Auditors	F-3
Financial Statements
Consolidated Balance Sheet	F-4
Consolidated Statement of Operations	F-5
Consolidated Statement of Changes in Convertible Preferred Stock and Stockholders' Deficit	F-6
Consolidated Statement of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8 - F-16

Report of Independent Auditors

To the Board of Directors and Shareholders of RxCentric Inc.

        In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, changes in convertible preferred stock and stockholders' deficit, and cash flows present fairly, in all material respects, the financial position of RxCentric Inc. and its subsidiaries (the "Company") at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception, expects to incur additional operating losses and has limited capital resources. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plan with respect to this matter is set forth as discussed in Note 1.

        As discussed in Note 12, in July 2003, the Company agreed to sell all tangible assets (excluding cash, restricted cash and cash equivalents), all intangible assets and client contracts and certain liabilities to Allscripts Inc.

/s/ Pricewaterhouse Coopers LLP

August 22, 2003

RxCentric Inc.

Consolidated Balance Sheet

December 31, 2002

Assets
Current assets
Cash and cash equivalents	$264,731
Accounts receivable, net of allowance for doubtful accounts of $6,945	54,253
Prepaid expenses and other current assets	293,040

Total current assets	612,024
Long-term assets
Fixed assets, net	186,930
Intangibles, net	163,907
Restricted cash and other long-term assets	89,841

Total assets	$1,052,702

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$579,557
Accrued expenses	195,070
Deferred honoraria	177,449
Deferred revenue	1,070,815
Line of credit from bank institution	369,410

Total current liabilities	2,392,301

Commitments and contingencies (Note 8)
Convertible preferred stock
Series A preferred stock, $0.0001 par value; 4,900,000 authorized; 4,248,067 shares issued and outstanding (liquidation preference of $2,208,995)	2,181,337
Series B preferred stock, $0.0001 par value; 19,900,000 authorized; 17,063,043 shares issued; 17,009,078 shares outstanding (liquidation preference of $13,947,444)	13,828,410
Series C preferred stock, $0.0001 par value; 12,195,122 authorized; 5,807,867 shares issued and outstanding; (liquidation preference of $9,524,902)	4,670,347
Series D preferred stock, $0.0001 par value; 3,219,775 authorized; 2,772,906 shares issued and outstanding; (liquidation preference of $3,000,000)	2,791,402
Additional paid-in capital—Series E preferred stock	65,599

Total convertible preferred stock	23,537,095

Stockholders' deficit
Common stock $.01 par value; 15,000,000 authorized; 183,332 issued; 148,682 shares outstanding	1,833
Treasury common stock, 34,650 shares	(35)
Additional paid-in capital	1,294,868
Accumulated deficit	(26,173,360)

Total stockholders' deficit	(24,876,694)

Total liabilities, convertible preferred stock and stockholders' deficit	$1,052,702

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.

Consolidated Statement of Operations

Year Ended December 31, 2002

Revenue	$1,661,955
Cost of revenues	(1,617,122)

44,833

Operating expenses
Sales and marketing	2,038,320
Physician communities operations	74,598
Product development	773,525
General and administrative	1,278,145
Depreciation and amortization	1,232,766

Total operating expenses	5,397,354

Loss from operations	(5,352,521)
Interest expense, net	(31,179)

Net loss	$(5,383,700)

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.
Consolidated Statement of Changes in Convertible Preferred Stock and Stockholders' Deficit
Year Ended December 31, 2002

	Series A		Series B		Series C		Series D				Common Stock		Treasury Stock
									Additional Paid-In Capital Series E						Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Total	Shares	Amount	Shares	Amount		Accumulated Deficit	Total
Balances at January 1, 2002	4,248,067	$2,181,337	17,009,078	$13,828,410	5,807,867	$4,670,347	—	$—	$—	$20,680,094	148,682	$1,833	34,650	$(35)	$1,268,437	$(20,789,660)	$(19,519,425)
Issuance of warrants to non-employees for services															26,431		26,431
Conversion of note payable into Series D preferred stock							231,305	250,000		250,000
Issuance of Series D preferred stock and Series E preferred stock warrants, net of issuance cost of $142,999							2,541,601	2,541,402	65,599	2,607,001
Net loss																(5,383,700)	(5,383,700)

Balances at December 31, 2002	4,248,067	$2,181,337	17,009,078	$13,828,410	5,807,867	$4,670,347	2,772,906	$2,791,402	$65,599	$23,537,095	148,682	$1,833	34,650	$(35)	$1,294,868	$(26,173,360)	$(24,876,694)

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.
Consolidated Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net loss	$(5,383,700)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,232,766
Non-cash charge for services	26,431
Write-off of fixed assets	3,826
Gain from disposal of fixed assets	(158)
Provision for bad debt expense	6,945
Changes in operating assets and liabilities
Accounts receivable	464,652
Prepaid expenses and other current assets	(226,969)
Other long term assets	47,570
Accounts payable	215,394
Accrued expenses	(218,102)
Deferred honoraria	152,923
Deferred revenue	(842,264)

Net cash used in operating activities	(4,520,686)

Cash flow from investing activities
Purchases of fixed assets	(14,383)
Proceeds from disposal of fixed assets	825
Restricted cash	31,411

Net cash provided by investing activities	17,853

Cash flow from financing activities
Proceeds from the issuance of preferred stock, net of issuance costs	2,607,001
Issuance of line of credit	898,053
Payments on line of credit	(528,643)
Proceeds from the issuance of convertible notes payable	250,000

Net cash provided by financing activities	3,226,411

Net decrease in cash and cash equivalents	(1,276,422)
Cash and cash equivalents
Beginning of period	1,541,153

End of period	$264,731

Supplemental disclosure of non-cash investing and financing activities
Conversion of notes payable into Series D Preferred Stock	$250,000

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.

Notes to Consolidated Financial Statements

December 31, 2002

1.     Business Operations

        RxCentric Inc. (the "Company") is a provider of online marketing solutions for pharmaceutical companies. The Company offers pharmaceutical companies a variety of services to extend the reach of traditional existing marketing and sales activities, including online detailing, online sampling, online continuing medical education and other internet-based marketing services. The Company was incorporated in Delaware on July 15, 1999 and has offices in New York, New Jersey, California and Maryland.

        The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has limited capital resources. Management's plans with regard to these matters include generating additional cash from its operations primarily through increased revenues, as well as seeking additional financing arrangements. There is no assurance that the Company will be successful in generating additional cash from its operations or obtaining financing on terms acceptable to the Company. Additionally, management may seek to sell the Company depending upon its success of its alternatives of growing the business, generating cash flows from operations or raising additional financing (Note 12). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.     Summary of Significant Accounting Policies

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

        In May 2002, the Board of Directors approved a 1-for-100 reverse stock split on common stock (see Note 9). All share information in the financial statements has been retroactively adjusted to reflect the effect of the split as if it had occurred at the beginning of the earliest period presented.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, DNA Healthcare Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The Company's significant estimates include the allowance for doubtful accounts, accrued expenses, useful lives of fixed assets, fair value of common stock and the recoverability of goodwill, intangible assets, and deferred tax assets.

Revenue Recognition

        Revenue consists of sales of banner advertising, market research, custom service arrangements and other online marketing initiatives. Banner advertising revenues are recognized over the period in which the advertisements are displayed provided that no significant Company obligations remain and collection is reasonably assured. For online marketing initiatives, which include online detailing, online market research and portal development, revenue is recognized over the life of an agreement when the details are viewed by the physicians. Revenue from the custom service arrangements are recognized as services are performed, which usually is straight-line.

Advertising Costs

        Advertising costs are expensed as incurred. Approximately $14,000 were spent on advertising for the year ended December 31, 2002.

Cost of Revenue

        Cost of revenues consists primarily of the cost of offering a free internet service provider ("ISP") to physicians and other direct costs. In April 2002, the Company discontinued offering the free ISP to its physician base.

Physician Communities Operations

        Physician communities operations expenses primarily consist of costs to maintain and grow the physician database for which the free ISP is offered as well as costs to maintain the physician homepages. These costs primarily include salaries and costs to aggregate content.

Cash and Cash Equivalents

        Cash equivalents are stated at cost, which approximates fair market value. The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents and includes money market accounts and commercial paper that are readily convertible to cash.

        Restricted cash of $47,189 (included in prepaid expenses and other current assets) as of December 31, 2002 includes certain amounts held in escrow accounts for certain employment contractual obligations. The total amount was paid during 2003.

        The Company leased a new facility in July 2002. As part of the new lease agreement the Company had to deposit $59,841 due to the landlord which is included in the restricted cash and other long term assets. The remaining balance of $30,000 in that account is also restricted cash that relates to letters of credits that the Company issued during the year 2002.

Fixed Assets, Net

        Computers, equipment, furniture and computer software is depreciated using the straight-line method over their respective estimated useful lives of three years. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the improvement. Repairs and maintenance costs are charged to operations in the periods incurred.

        The Company accounts for website and other software development and related costs in accordance with Emerging Issues Task Force ("EITF") No. 00-02 Accounting for Web Site Development Costs and AICPA Statement of Position No. 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Website development and other related costs consist of external and internal costs incurred during the application development stage to purchase and implement the website and other software, including significant enhancements, used in the Company's business. Costs incurred in the development of application and infrastructure of the website and other software are capitalized and amortized over their respective estimated useful lives of three years. Website and other software development costs ("capitalized technology costs") of $1,458,591 had been capitalized as of December 31, 2002. Amortization of website and other software costs commenced upon the launch of the website and the sale, license or other use of the other software when providing services to clients. Internal and external costs of designing, creating and maintaining website content, graphics and user interface on the website are expensed as incurred.

Long-lived Assets

        Effective January 1, 2002, the Company adopted SFAS No. 141, Business Combinations ("SFAS 141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination shall be recognized as assets apart from goodwill. SFAS 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized, but will be tested at least annually for impairment.

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the disposal of long-lived assets. The objectives of SFAS 144 are to address significant issues relating to the implementation of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121") and to develop a single accounting model, based on the framework established in SFAS 121, for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 retains the fundamental provisions of SFAS 121 regarding the recognition and measurement of the impairment of long-lived assets to be held and used. The Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In general, the Company will recognize an impairment when the sum of undiscounted future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is based on the fair value of the asset.

Concentration of Credit Risk

        The Company has no significant off-balance sheet concentration of credit risk. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with major financial institutions which invest primarily in U.S. Government instruments and certificates of deposit. The company believes that concentration of credit risk with respect to accounts receivable is limited due to the creditworthiness of its customers. The Company performs ongoing credit evaluation of its customers and maintains a reserve for potential losses, if needed.

        The Company places its cash investments with high-credit quality financial institutions. At times, such investments may be in excess of federally insured limits.

        One customer accounted for 82% of the accounts receivable balance at December 31, 2002 and three customers accounted for 47% of revenues in 2002. All revenues in 2002 were from the health care industry.

Stock-based Compensation for Employees

        As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees ("APB 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company stock and the exercise price of the underlying option. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123 and related interpretations.

        If compensation expense for stock options awarded under the Company's plans had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been as follows:

Year Ended December 31, 2002
Net loss as reported	$(5,383,700)
Stock based compensation determined under SFAS No. 123	(131,564)

Pro forma net loss	$(5,515,264)

        There were no option grants in 2002.

        The effects of applying SFAS No. 123 in the pro forma net loss disclosures are not likely to be representative of the effects on pro forma disclosures in the future.

Income Taxes

        Income taxes have been provided using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying estimated tax rates and laws to taxable years in which such differences are expected to reverse. The Company provides a valuation allowance on net deferred tax assets when it is more likely than not that such assets will not be realized.

3.     Fixed Assets, Net

        Fixed assets consist of the following:

	Useful Lives (in years)	December 31, 2002
Computer equipment	3	$646,577
Office equipment and furniture	3	188,785
Capitalized software costs	3	278,263
Website development costs	3	1,458,591

		2,572,216
Less: accumulated depreciation and amortization		2,385,286

		$186,930

        Depreciation and amortization expense totaled $846,098 for the year ended December 31, 2002.

4.     Intangibles

        Intangible assets consists of the following:

December 31, 2002
Physician list	$1,000,000
Trademark	160,000

1,160,000
Less: accumulated amortization	996,093

$163,907

        Amortization expense for intangibles totaled $386,668 for the year ending December 31, 2002.

        The estimated amortization expense for the intangible assets for the year ending December 31, 2003 will be approximately $164,000 and will be fully amortized in May 2003.

5.     Accrued Expenses

        Accrued expenses as of December 31, 2002 consisted of the following:

Accrued professional and consulting services	$70,000
Accrued rent expense	43,385
Accrued vacation	27,141
Accrued bonuses	45,000
Other	9,544

$195,070

6.     Debt and Line of Credit

        On October 24, 2001, the Company entered into a $1,000,000 one year revolving line of credit facility ("Line of Credit") with a commercial bank collateralized by certain assets of the Company. Availability under the Line of Credit is based upon 80% of the accounts receivable balance. The Line of Credit bears interest at the Prime Rate plus 0.5% per annum and the Company must maintain certain financial covenants. As of December 31, 2002, there was $369,410 borrowed under the Line of Credit. The amount paid during the year ended December 31, 2002 for interest and fees was approximately $14,000.

        In connection with the issuance of the Line of Credit, the Company granted warrants to the commercial bank to purchase up to 48,871 shares of Series C preferred stock. The fair value of the warrants of $28,834, valued under the Black Scholes valuation methodology, will be recorded as interest expense over the credit facility term.

        In November 2002, the Company renewed its $1,000,000 revolving Line of Credit with the commercial bank. The Line of Credit bears interest at the Prime Rate plus 2.5% per annum unless certain financial covenants are met which would make the interest rate Prime plus 1.5% per annum. Concurrently, the Company signed an agreement with the commercial bank whereby, the Company can sell accounts receivable to the commercial bank in exchange for 80% of the accounts receivable value immediately. When the Company's customer subsequently remits the proceeds, the remaining 20% of the accounts receivable is sent to the Company and the commercial bank retains certain fees and interest.

7.     Income Taxes

        The Company has not recorded any provision for federal or state income tax for the year ended December 31, 2002 because the Company incurred net operating loss for this period. The components of the Company's deferred tax assets and liabilities were as follows at December 31, 2002.

Non-current deferred tax assets
Net operating loss carryforward	$10,089,070
Depreciation and amortization	441,668
Other	158,582

10,689,320
Valuation allowance	(10,689,320)

$—

        The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 2002.

        At December 31, 2002, the Company has federal net operating loss carryforwards of approximately $23,169,261 available to reduce future taxable income, which expire through 2022.

        U.S. tax rules impose annual limitations on the use of net operating losses following substantial changes in ownership. The Company has completed several financings since its inception and has incurred an ownership change, as defined by the U.S. tax rules. The Company believes that utilization of net operating loss carryforwards may be limited.

8.     Commitments and Contingencies

        The Company leases its office facility and certain equipment under operating leases that expire at various dates through September 30, 2007 (Note 12).

        Future minimum lease payments as of December 31, 2002 are as follows:

Year ending
2003	$159,288
2004	201,521
2005	214,879
2006	225,374
2007	171,543

$972,605

        Rent expense was approximately $135,000 for the year ended December 31, 2002.

9.     Convertible Preferred Stock and Stockholders' Deficit

        In April 2002, the Company issued $250,000 in secured promissory notes. The promissory notes pay an interest rate of 8% per annum and are due on the earlier of: (i) May 30, 2002 or (ii) the closing of the Series D Preferred Stock ("Series D") financing. The $250,000 was considered an advance against the Series D preferred stock proceeds and the promissory notes were converted into Series D preferred stock in May 2002.

        In May 2002, the Company sold 2,772,906 shares of Series D preferred stock at a price of approximately $1.08 per share, for total proceeds of $2,857,001 (including conversion of $250,000 in convertible promissory notes), net of issuance costs of $142,999. Each share of Series D preferred stock was issued with a warrant for approximately 0.0834 of a share of Series E preferred stock ("Series E") at approximately $2.16 per share. The warrants are detachable. The fair value of the warrants of approximately $66,000, as determined by the Black Scholes option pricing model, was recorded as additional paid in capital—preferred stock. These warrants are exercisable at any time in the future unless certain events occur prior, as defined within the Series E warrant agreement.

        Series A, B, C, D and E preferred stock provides for liquidation preference under certain circumstances and accordingly has been classified in the mezzanine section of the balance sheet.

        The Series A, B, C, D and E preferred stockholders have the following rights, preferences and privileges:

Voting Rights

        The Series A, B, C, D and E preferred stock entitles the holder to voting rights equal to one-for-one with common stockholders on any action taken by the stockholders of the Company.

Dividends

        The holders of the Series A, B, C, D and E preferred stock are entitled to receive noncumulative dividends in an amount equal to 8.5% of original share purchase price of the respective series of preferred stock, when and if declared by the board of directors. The holders of common stock are not entitled to any cash dividends.

Liquidation Preference

        In certain events, including liquidation, dissolution or winding up of the Company, the holders of the Company capital stock are entitled to the following consideration in the following order: Series D preferred stockholders are entitled to receive, for each outstanding share of Series D Preferred Stock an amount equal to the greater of: (1) the Series D Percentage (defined as the numerator of which is the number of shares of Series D preferred stock then outstanding and the denominator of which is 5,551,341) multiplied by the net proceeds resulting from such liquidation, dissolution or winding up event, divided by the total number of shares of Series D preferred stock then outstanding or (2) approximately $1.08. Series E preferred stockholders are entitled to receive, for each outstanding share of Series E preferred stock, an amount equal to the greater of: (1) the Series E Percentage (defined as the numerator of which is the number of shares of Series E preferred stock then outstanding and the denominator of which is 5,782,646) multiplied by the net proceeds resulting from such liquidation, dissolution or winding up event, divided by the total number of shares of Series E Preferred Stock then outstanding or (2) approximately $2.16. Series C preferred stock are entitled to $1.64 per share plus all declared and unpaid dividends. Series A and B preferred stock are entitled to $0.52 and $0.82 per share, respectively, plus all declared unpaid dividends. If, after distribution to the Series C, B and A preferred stockholders, any assets are remaining, then such assets shall be distributed ratably among the holders of Series A and B preferred stockholders (up to 1.5 times the liquidation values above) and common stockholders. If there is an equity financing of at least $5,000,000 to new investors subsequent to the Series C financing, then the Series C liquidation right drops to $0.82 per share plus declared and unpaid dividends on each share outstanding.

        If the assets of the Company shall be insufficient to permit payment in full to the holders of Series D and E preferred stock, the entire assets of the Company that are available for distribution shall be distributed ratably among the Series D and E preferred stockholders.

Conversion

        The Series A, B, C, D and E preferred stock is convertible at any time by the holders, at the then applicable conversion rate, as adjusted from time to time for anti-dilutive issuances of additional capital stock. After giving effect to prior dilutive issuances and the reverse stock split, each share of preferred stock shall be convertible into common stock as is determined by dividing the applicable original issuance price by the conversion price. The conversion price for Series A, Series B, Series C, Series D and Series E preferred stock is $8.211914, $12.422574, $13.732484, $1.0808 and $2.1616, respectively. All Series of preferred stock are automatically convertible into common stock upon either i) a qualified Initial Public Offering ("IPO"), as defined as the sale of Common stock to the public involving gross proceeds to the Company of not less than $25,000,000 at a per share price of at least four times the original issuance price of each share of preferred stock or ii) the consent of holders of not less than two-thirds of the then outstanding shares of Series A, B and C preferred stock and not less than half of the outstanding shares of Series D and E preferred stock.

Stock Warrants and Stock Options to Consultants

        On March 10, 2000, the Company formed a strategic alliance with a contract service organization. In connection with this alliance, the Company issued 1,208,320 Series B warrants. Each warrant is exercisable into a share of Series B preferred stock at an exercise price of $0.82. These warrants are exercisable only upon the achievement of certain milestones as defined in the agreement. As of December 31, 2002, none of the milestones were achieved, thereby canceling all 1,208,320 warrants. As the awards were contingent, no compensation expense was recorded in 2002.

        At various times throughout fiscal years 2002 and 2001, the Company issued warrants (see Note 6) for services provided. A total of approximately $26,000 was recorded as expense in the consolidated statement of operations for the year ended December 31, 2002 and a corresponding amount in additional paid-in capital in the accompanying consolidated statement of stockholders' equity as of December 31, 2002.

Stock Split

        Immediately preceding the close of the Series D financing, the Company effected a 1-for-100 reverse split of its common stock (see Note 2).

10.   Stock Option Plan

        In August 1999, the Company approved the adoption of the 1999 Stock Option Plan (the "1999 Plan"), which, as amended, provides for a maximum of 8,150,000 shares of common stock to be issued as Incentive Stock Option ("ISO") and nonqualified options. The options under the 1999 Plan may be granted to directors, officers, employees, consultants and related corporations. ISOs may be granted at no less than fair market value on the date of grant, as determined by the Board. Options under the 1999 Plan expire no more than 10 years from the date of grant. Vesting is determined by the Board and can be fully exercisable on the date of grant or in installments, as approved.

        In June 2001, the Company amended the 1999 Plan to allow for accelerated vesting up to 100% of all options outstanding upon a change in control, as defined within the 1999 Plan. The modification of terms relates to a contingent future event that is not probable at date of modification. The Company may need to record an expense if the future event occurs (Note 12).

        Concurrent with the Series D financing, the Company approved the 2002 Preferred Stock Option plan ("2002 Plan") which provides for a maximum of 444,107 shares of Series D preferred stock options to be issued as ISOs and nonqualified options. As of December 31, 2002, no options have been granted under this plan.

        Stock option activity for the year ended December 31, 2002 was as follows under the 1999 stock option plan:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price Per Share
Outstanding January 1, 2002	47,523	$5.00-25.00	$22.42

Granted	—	—	—
Exercised	—	—	—
Forfeited	(7,616)	5.00-25.00	18.37

Outstanding, December 31, 2002	39,907	$5.00-25.00	$17.36

Exercisable, December 31, 2002	25,134	$5.00-25.00	$19.52

        The following table summarizes information about stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercice Price	Number Exercisable	Weighted Average Exercise Price
$5.00	5,825	5.3	$5.00	4,728	$5.00
9.00	3,700	3.1	9.00	2,696	9.00
25.00	30,382	5.1	25.00	17,710	25.00

$5.00-$25.00	39,907	4.8	$17.36	25,134	$19.52

        As of December 31, 2002, 8,109,984 options to purchase shares of common stock were available for future grants under the 1999 Plan.

11.   Related Party Transactions

        In April 2001, the Company entered into an employee loan agreement for $80,000 with a key employee. The loan is due in full in January 2003. During 2002, $30,000 was repaid on the loan. Interest has been imputed on the loan at 6% per annum and has been added to the loan balance. A $4,972 discount on the employee loan agreement was recorded in April 2001 using a present value methodology. At December 31, 2002, all of the discount has been amortized (Note 12).

12.   Subsequent Events

        In January 2003, the Company forgave $45,000 of the employee loan (Note 11) in exchange for the employee forgiving $45,000 of accrued bonus owed to him by the Company.

        In July 2003, the Company agreed to sell all tangible assets (excluding cash, restricted cash and cash equivalents), all intangible assets, and client contracts to Allscripts LLC, wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. ("Allscripts") and certain liabilities for $4,500,000 (excluding reductions for assumed operating liabilities). The Company can receive contingent consideration of up to $1,750,000 based on future performance measures. Allscripts has assumed the lease associated with the Company's Corporate Headquarters.

        Due to the purchase of substantially all of the assets of the Company by Allscripts in July 2003, a change in control of the Company occurs in July 2003. The warrants given in the DNA acquisition become exercisable because of the change in control and the fair value of the warrants are recorded as goodwill and additional paid in capital (Note 4). However, since the value of the common stock is deemed to be zero at the time of the Allscripts acquisition, the warrants do not have a value using the Black Scholes valuation methodology and thus there is nothing to record in 2003.

        The purchase of substantially all of the assets of the Company by Allscripts in July 2003 is considered a liquidation event under the Company's certificate of incorporation. As such, the stock issuance costs relating to Series A, B, C and D preferred stock was accreted through a charge to additional paid in capital if available, then to accumulated deficit. Additionally, the round of $5,000,000 to new investors will not occur under the Series C preferred stock agreement and as such, the liquidation preference on the Series C preferred stock would be $1.64 (Note 9). The additional $0.82 per share liquidation preference of Series C preferred stock would need to be immediately accreted through a charge to additional paid in capital if available, then to accumulated deficit.

RxCentric Inc.

Consolidated Financial Statements

June 30, 2003 and Six Months Periods

Ended June 30, 2003 and 2002

(Unaudited)

RxCentric Inc.

Index

June 30, 2003

RxCentric Inc.

Index

RxCentric Inc.
Index
June 30, 2003

Page(s)
Financial Statements
Consolidated Balance Sheet (Unaudited)	F-19
Consolidated Statements of Operations (Unaudited)	F-20
Consolidated Statements of Cash Flows (Unaudited)	F-21
Notes to Consolidated Financial Statements (Unaudited)	F-22 — F-29

RxCentric Inc.

Consolidated Balance Sheet

June 30, 2003

(Unaudited)

Assets
Current assets
Cash and cash equivalents	$180,129
Accounts receivable, net of allowance for doubtful accounts of $6,945	319,270
Prepaid expenses and other current assets	994,548

Total current assets	1,493,947
Long-term assets
Fixed assets, net	14,781
Restricted cash	89,841

Total assets	$1,598,569

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$667,259
Accrued expenses	643,736
Deferred honoraria	177,186
Deferred revenue	2,749,463
Line of credit from bank institution	197,844

Total current liabilities	4,435,488

Commitments and contingencies
Convertible preferred stock
Series A preferred stock, $0.0001 par value; 4,900,000 authorized; 4,248,067 shares issued and outstanding (liquidation preference of $2,208,995)	2,181,337
Series B preferred stock, $0.0001 par value; 19,900,000 authorized; 17,063,043 shares issued; 17,009,078 shares outstanding (liquidation preference of $13,947,444)	13,828,410
Series C preferred stock, $0.0001 par value; 12,195,122 authorized; 5,807,867 shares issued and outstanding (liquidation preference of $9,524,902)	4,670,347
Series D preferred stock, $0.0001 par value; 3,219,775 authorized; 2,772,906 shares issued and outstanding (liquidation preference of $3,000,000)	2,791,402
Additional paid-in capital—Series E preferred stock	65,599

Total convertible preferred stock	23,537,095

Stockholders' deficit
Common stock $.01 par value; 15,000,000 authorized; 183,332 issued; 148,682 shares outstanding	1,833
Treasury common stock, 34,650 shares	(35)
Additional paid-in capital	1,294,868
Accumulated deficit	(27,670,680)

Total stockholders' deficit	(26,374,014)

Total liabilities, convertible preferred stock and stockholders' deficit	$1,598,569

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.
Consolidated Statements of Operations
Six Months Ended June 30, 2003 and 2002

	June 30,
	2003	2002
	(Unaudited)
Revenue	$872,099	$842,923
Cost of revenues	(649,257)	(1,037,010)

	222,842	(194,087)

Operating expenses
Sales and marketing	534,140	1,318,791
Physician communities operations	—	69,077
Product development	276,642	494,087
General and administrative	568,908	676,646
Depreciation and amortization	336,056	622,463

Total operating expenses	1,715,746	3,181,064

Loss from operations	(1,492,904)	(3,375,151)
Interest expenses, net	(4,416)	(10,898)

Net loss from operations	$(1,497,320)	$(3,386,049)

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2003 and 2002

	June 30,
	2003	2002
	(Unaudited)
Cash flows from operating activities
Net loss from operations	$(1,497,320)	$(3,386,049)
Adjustments to reconcile net loss from operations to net cash used in operating activities
Depreciation and amortization	336,056	622,463
Non-cash charge for services	—	14,412
Other	—	(158)
Changes in operating assets and liabilities
Accounts receivable	(265,017)	515,794
Prepaid expenses and other current assets	(701,273)	(73,177)
Other long term assets	—	47,570
Accounts payable	87,702	262,548
Accrued expenses	448,666	(193,730)
Deferred honoraria	(263)	107,676
Deferred revenue	1,678,648	(605,957)

Net cash provided by (used in) operating activities	87,199	(2,688,608)

Cash flow from investing activities
Purchases of fixed assets	—	(14,225)
Restricted cash	(235)	(10,579)

Net cash used in investing activities	(235)	(24,804)

Cash flow from financing activities
Proceeds from the issuance of preferred stock, net of issuance costs	—	2,607,001
Issuance of line of credit	1,722,835	184,294
Payments on line of credit	(1,894,401)	(184,294)
Proceeds from the issuance of convertible notes payable	—	250,000

Net cash (used in) provided by financing activities	(171,566)	2,857,001

Net (decrease) increase in cash and cash equivalents	(84,602)	143,589
Cash and cash equivalents
Beginning of period	264,731	1,541,153

End of period	$180,129	$1,684,742

Supplemental disclosure of non-cash investing and financing activities
Conversion of notes payable into Series D Preferred Stock	$—	$250,000

The accompanying notes are an integral part of these consolidated financial statements.

RxCentric Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1.     Business Operations

        RxCentric Inc. (the "Company") is a provider of online marketing solutions for pharmaceutical companies. The Company offers pharmaceutical companies a variety of services to extend the reach of traditional existing marketing and sales activities, including online detailing, online sampling, online continuing medical education and other internet-based marketing services. The Company was incorporated in Delaware on July 15, 1999 and has offices in New York, New Jersey, California and Maryland.

        As discussed in Note 9, in July 2003, the Company entered into an agreement to sell all tangible assets (excluding cash, restricted cash and cash equivalents), all intangible assets, and client contracts to Allscripts LLC, a wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. ("Allscripts") for $4,500,000 (excluding reductions for assumed operating liabilities). The Company can receive contingent consideration of up to $1,750,000 based on future performance measures. Allscripts has assumed the lease associated with the Company's Corporate Headquarters.

        Also as discussed in Note 9, within one year after the completion of the sale to Allscripts, the Company expects to liquidate and dissolve the corporation. Accordingly, the Company does not plan to operate any businesses following the sale to Allscripts. Following the consummation of the sale, the Company will discharge its outstanding liabilities and initiate the orderly distribution of its remaining assets to its shareholders. The Company's consolidated financial statements have not been adjusted to reflect the impact of liquidating the Company.

        The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has limited capital resources.

2.     Summary of Significant Accounting Policies

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

        In May 2002, the Board of Directors approved a 1-for-100 reverse stock split on common stock. All share information in the financial statements has been retroactively adjusted to reflect the effect of the split as if it had occurred at the beginning of the earliest period presented.

Unaudited Interim Financial Information

        The unaudited interim consolidated financial statements of RxCentric Inc. as of June 30, 2003 and for the six months ended June 30, 2003 and 2002, respectively, included herein have been prepared in accordance with the instructions for Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements.

        In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2003, and the results of its operations and its cash flows for the six months ended June 30, 2003 and 2002, respectively. The results for the six months ended June 30, 2003 are not necessarily indicative of the expected results for the full fiscal year or any future period.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, DNA Healthcare Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The Company's significant estimates include the allowance for doubtful accounts, accrued expenses, useful lives of fixed assets, fair value of common stock and the recoverability of intangible assets and deferred tax assets.

Revenue Recognition

        Revenue consists of sales of banner advertising, market research, custom service arrangements and other online marketing initiatives. Banner advertising revenues are recognized over the period in which the advertisements are displayed provided that no significant Company obligations remain and collection is reasonably assured. For online marketing initiatives, which include online detailing, online market research and portal development, revenue is recognized over the life of an agreement when the details are viewed by the physicians. Revenue from the custom service arrangements are recognized as services are performed, which usually is straight-line.

Advertising Costs

        Advertising costs are expensed as incurred. Approximately $0 and $13,000 were spent on advertising for the six months ended June 30, 2003 and June 30, 2002, respectively.

Cost of Revenue

        Cost of revenues consists primarily of the cost of offering a free internet service provider ("ISP") to physicians and other direct costs. In April 2002, the Company discontinued offering the free ISP to its physician base.

Physician Communities Operations

        Physician communities operations expenses primarily consist of costs to maintain and grow the physician database for which the free ISP is offered as well as costs to maintain the physician homepages. These costs primarily include salaries and costs to aggregate content.

Cash and Cash Equivalents

        Cash equivalents are stated at cost, which approximates fair market value. The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents and includes money market accounts and commercial paper that are readily convertible to cash.

        Restricted cash of $47,424 (included in prepaid expenses and other current assets) as of June 30, 2003 includes certain amounts held in escrow accounts for certain employment contractual obligations. The total amount was paid subsequent to June 30, 2003.

        The Company leased a new facility in July 2002. As part of the new lease agreement the Company had to deposit $59,841 due to the landlord which is included in the restricted cash as of June 30, 2003. The remaining balance of $30,000 in that account is also restricted cash that relates to letters of credits that the Company issued during the year 2002.

Fixed Assets, Net

        Computers, equipment, furniture and computer software is depreciated using the straight-line method over their respective estimated useful lives of three years. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the improvement. Repairs and maintenance costs are charged to operations in the periods incurred.

        The Company accounts for website and other software development and related costs in accordance with Emerging Issues Task Force ("EITF") No. 00-02 Accounting for Web Site Development Costs and AICPA Statement of Position No. 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Website development and other related costs consist of external and internal costs incurred during the application development stage to purchase and implement the website and other software, including significant enhancements, used in the Company's business. Costs incurred in the development of application and infrastructure of the website and other software are capitalized and amortized over their respective estimated useful lives of three years. Website and other software development costs ("capitalized technology costs") of $1,458,591 had been capitalized as of June 30, 2003. Amortization of website and other software costs commenced upon the launch of the website and the sale, license or other use of the other software when providing services to clients. Internal and external costs of designing, creating and maintaining website content, graphics and user interface on the website are expensed as incurred.

Long-lived Assets

        Effective January 1, 2002, the Company adopted SFAS No. 141, Business Combinations ("SFAS 141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination shall be recognized as assets apart from goodwill. SFAS 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized, but will be tested at least annually for impairment.

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the disposal of long-lived assets. The objectives of SFAS 144 are to address significant issues relating to the implementation of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121") and to develop a single accounting model, based on the framework established in SFAS 121, for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 retains the fundamental provisions of SFAS 121 regarding the recognition and measurement of the impairment of long-lived assets to be held and used. The Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In general, the Company will recognize an impairment when the sum of undiscounted future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is based on the fair value of the asset.

Concentration of Credit Risk

        The Company has no significant off-balance sheet concentration of credit risk. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with major financial institutions which invest primarily in U.S. Government instruments and certificates of deposit. The company believes that concentration of credit risk with respect to accounts receivable is limited due to the creditworthiness of its customers. The Company performs ongoing credit evaluation of its customers and maintains a reserve for potential losses, if needed.

        The Company places its cash investments with high-credit quality financial institutions. At times, such investments may be in excess of federally insured limits.

        One customer accounted for 76.7% of the accounts receivable balance at June 30, 2003. Three customers accounted for 45% of revenues in the six months ended June 30, 2003 and four customers accounted for 67% of revenues in the six months ended June 30, 2002. All revenues in 2003 and 2002 were from the health care industry.

Stock-based Compensation for Employees

        As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees ("APB 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company stock and the exercise price of the underlying option. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123 and related interpretations.

        If compensation expense for stock options awarded under the Company's plans had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been as follows:

	Six Months Ended June 30,
	2003	2002
Net loss as reported	$(1,497,320)	$(3,386,049)
Stock based compensation determined under SFAS No. 123	(106,976)	(70,113)

Pro forma net loss	$(1,604,296)	$(3,456,162)

        The fair value of each option grant is estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions (there were no option grants during the first six months of 2002):

	Six Months Ended June 30,
	2003	2002
Average risk free interest rate	1.28%	—
Expected lives (in years)	1.00	—
Expected volatility	90%	—
Expected dividend yield	—	—

        The effects of applying SFAS No. 123 in the pro forma net loss disclosures are not likely to be representative of the effects on pro forma disclosures in the future.

Income Taxes

        Income taxes have been provided using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying estimated tax rates and laws to taxable years in which such differences are expected to reverse. The Company provides a valuation allowance on net deferred tax assets when it is more likely than not that such assets will not be realized.

3.     Fixed Assets, Net

        Fixed assets consist of the following:

	Useful Lives (in years)	June 30, 2003
Computer equipment	3	$646,577
Office equipment and furniture	3	188,785
Capitalized software costs	3	278,263
Website development costs	3	1,458,591

		2,572,216
Less: accumulated depreciation and amortization		2,557,435

		$14,781

        Depreciation and amortization expense totaled $172,149 and $429,129 for the six months ended June 30, 2003 and June 30, 2002, respectively.

4.     Intangibles

        Amortization expense for intangibles totaled $163,907 and $193,334 for the six months ending June 30, 2003 and 2002, respectively.

5.     Accrued Expenses

        Accrued expenses consists of the following:

June 30, 2003
Accrued professional and consulting services	$115,000
Accrued rent expense	65,687
Accrued product costs	402,845
Accrued vacation	45,883
Other	14,321

$643,736

6.     Debt and Line of Credit

        On October 24, 2001, the Company entered into a $1,000,000 one year revolving line of credit facility ("Line of Credit") with a commercial bank collateralized by certain assets of the Company. Availability under the Line of Credit is based upon 80% of the accounts receivable balance. The Line of Credit bears interest at the Prime Rate plus 0.5% per annum and the Company must maintain certain financial covenants. As of June 30, 2003, there was $197,844 borrowed under the Line of Credit. The amounts paid for interest and fees during the six months ended June 30, 2003 and June 30, 2002 was approximately $18,000 and $9,600, respectively.

        In connection with the issuance of the Line of Credit, the Company granted warrants to the commercial bank to purchase up to 48,871 shares of Series C preferred stock. The fair value of the warrants of $28,834, valued under the Black Scholes valuation methodology, will be recorded as interest expense over the credit facility term.

        In November 2002, the Company renewed its $1,000,000 revolving Line of Credit with the commercial bank. The Line of Credit bears interest at the Prime Rate plus 2.5% per annum unless certain financial covenants are met which would make the interest rate Prime plus 1.5% per annum. Concurrently, the Company signed an agreement with the commercial bank whereby, the Company can sell accounts receivable to the commercial bank in exchange for 80% of the accounts receivable value immediately. When the Company's customer subsequently remits the proceeds, the remaining 20% of the accounts receivable is sent to the Company and the commercial bank retains certain fees and interest.

7.     Convertible Preferred Stock and Stockholders' Deficit

        In April 2002, the Company issued $250,000 in secured promissory notes. The promissory notes pay an interest rate of 8% per annum and are due on the earlier of: (i) May 30, 2002 or (ii) the closing of the Series D Preferred Stock ("Series D") financing. The $250,000 was considered an advance against the Series D preferred stock proceeds and the promissory notes were converted into Series D preferred stock in May 2002.

        In May 2002, the Company sold 2,772,906 shares of Series D preferred stock at a price of approximately $1.08 per share, for total proceeds of $2,857,001 (including conversion of $250,000 in convertible promissory notes), net of issuance costs of $142,999. Each share of Series D preferred stock was issued with a warrant for approximately 0.0834 of a share of Series E preferred stock ("Series E") at approximately $2.16 per share. The warrants are detachable. The fair value of the warrants of approximately $66,000, as determined by the Black Scholes option pricing model, was recorded as additional paid in capital—preferred stock. These warrants are exercisable at any time in the future unless certain events occur prior, as defined within the Series E warrant agreement.

        Series A, B, C, D and E preferred stock provides for liquidation preference under certain circumstances and accordingly has been classified in the mezzanine section of the balance sheet.

        The Series A, B, C, D and E preferred stockholders have the following rights, preferences and privileges:

Voting Rights

        The Series A, B, C, D and E preferred stock entitles the holder to voting rights equal to one-for-one with common stockholders on any action taken by the stockholders of the Company.

Dividends

        The holders of the Series A, B, C, D and E preferred stock are entitled to receive noncumulative dividends in an amount equal to 8.5% of original share purchase price of the respective series of preferred stock, when and if declared by the board of directors. The holders of common stock are not entitled to any cash dividends.

Liquidation Preference

        In certain events, including liquidation, dissolution or winding up of the Company, the holders of the Company capital stock are entitled to the following consideration in the following order: Series D preferred stockholders are entitled to receive, for each outstanding share of Series D Preferred Stock an amount equal to the greater of: (1) the Series D Percentage (defined as the numerator of which is the number of shares of Series D preferred stock then outstanding and the denominator of which is 5,551,341) multiplied by the net proceeds resulting from such liquidation, dissolution or winding up event, divided by the total number of shares of Series D preferred stock then outstanding or (2) approximately $1.08. Series E preferred stockholders are entitled to receive, for each outstanding share of Series E preferred stock, an amount equal to the greater of: (1) the Series E Percentage (defined as the numerator of which is the number of shares of Series E preferred stock then outstanding and the denominator of which is 5,782,646) multiplied by the net proceeds resulting from such liquidation, dissolution or winding up event, divided by the total number of shares of Series E Preferred Stock then outstanding or (2) approximately $2.16. Series C preferred stock are entitled to $1.64 per share plus all declared and unpaid dividends. Series A and B preferred stock are entitled to $0.52 and $0.82 per share, respectively, plus all declared unpaid dividends. If, after distribution to the Series C, B and A preferred stockholders, any assets are remaining, then such assets shall be distributed ratably among the holders of Series A and B preferred stockholders (up to 1.5 times the liquidation values above) and common stockholders. If there is an equity financing of at least $5,000,000 to new investors subsequent to the Series C financing, then the Series C liquidation right drops to $0.82 per share plus declared and unpaid dividends on each share outstanding.

        If the assets of the Company shall be insufficient to permit payment in full to the holders of Series D and E preferred stock, the entire assets of the Company that are available for distribution shall be distributed ratably among the Series D and E preferred stockholders.

Conversion

        The Series A, B, C, D and E preferred stock is convertible at any time by the holders, at the then applicable conversion rate, as adjusted from time to time for anti-dilutive issuances of additional capital stock. After giving effect to prior dilutive issuances and the reverse stock split, each share of preferred stock shall be convertible into common stock as is determined by dividing the applicable original issuance price by the conversion price. The conversion price for Series A, Series B, Series C, Series D and Series E preferred stock is $8.211914, $12.422574, $13.732484, $1.0808 and $2.1616, respectively. All Series of preferred stock are automatically convertible into common stock upon either i) a qualified Initial Public Offering ("IPO"), as defined as the sale of Common stock to the public involving gross proceeds to the Company of not less than $25,000,000 at a per share price of at least four times the original issuance price of each share of preferred stock or ii) the consent of holders of not less than two-thirds of the then outstanding shares of Series A, B and C preferred stock and not less than half of the outstanding shares of Series D and E preferred stock.

Stock Warrants and Stock Options to Consultants

        On March 10, 2000, the Company formed a strategic alliance with a contract service organization. In connection with this alliance, the Company issued 1,208,320 Series B warrants. Each warrant is exercisable into a share of Series B preferred stock at an exercise price of $0.82. These warrants are exercisable only upon the achievement of certain milestones as defined in the agreement. As of December 31, 2002, none of the milestones were achieved, thereby canceling all 1,208,320 warrants. As the awards were contingent, no compensation expense was recorded for the six months ended June 30, 2003 or 2002.

Stock Split

        Immediately preceding the close of the Series D financing, the Company effected a 1-for-100 reverse split of its common stock (see Note 2).

8.     Related Party Transactions

        In April 2001, the Company entered into an employee loan agreement for $80,000 with a key employee. The loan is due in full in January 2003. During 2002, $30,000 was repaid on the loan. Interest has been imputed on the loan at 6% per annum and has been added to the loan balance. A $4,972 discount on the employee loan agreement was recorded in April 2001 using a present value methodology. At December 31, 2002, all of the discount had been amortized. In January 2003, the Company forgave $45,000 of the employee loan in exchange for the employee forgiving $45,000 of accrued bonus owed to him by the Company.

9.     Subsequent Events

        In July 2003, the Company entered into an agreement to sell all tangible assets (excluding cash, restricted cash and cash equivalents), all intangible assets, and client contracts to Allscripts LLC, a wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. ("Allscripts") for $4,500,000 (excluding reductions for assumed operating liabilities). The Company can receive contingent consideration of up to $1,750,000 based on future performance measures. Allscripts has assumed the lease associated with the Company's Corporate Headquarters.

        Within one year after the completion of the sale to Allscripts, the Company expects to liquidate and dissolve the corporation. Accordingly, the Company does not plan to operate any businesses following the sale to Allscripts. Following the consummation of the sale, the Company will discharge its outstanding liabilities and initiate the orderly distribution of its remaining assets to its shareholders. The Company's consolidated financial statements have not been adjusted to reflect the impact of liquidating the Company.

        Due to the purchase of substantially all of the assets of the Company by Allscripts in July 2003, a change in control of the Company occurs in July 2003. The warrants given in the DNA acquisition become exercisable because of the change in control and the fair value of the warrants are recorded as goodwill and additional paid in capital. However, since the value of the common stock is deemed to be zero at the time of the Allscripts acquisition, the warrants do not have a value using the Black Scholes valuation methodology and thus there is nothing to record in 2003.

        The purchase of substantially all of the assets of the Company by Allscripts in July 2003 is considered a liquidation event under the Company's certificate of incorporation. As such, the stock issuance costs relating to Series A, B, C and D preferred stock was accreted through a charge to additional paid in capital if available, then to accumulated deficit. Additionally, the round of $5,000,000 to new investors will not occur under the Series C preferred stock agreement and as such, the liquidation preference on the Series C preferred stock would be $1.64 (Note 7). The additional $0.82 per share liquidation preference of Series C preferred stock would need to be immediately accreted through a charge to additional paid in capital if available, then to accumulated deficit.

Pro Forma Financial Information

        On August 8, 2003, the registrant acquired substantially all of the assets of RxCentric Inc. for $4.5 million in cash and assumed liabilities. RxCentric has the ability to earn up to $1.75 million in additional consideration if certain performance targets are met during the year following the close. A Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003 is presented. In addition, Pro Forma Condensed Consolidated Statements of Operations are presented for the six months ended June 30, 2003 and for the year ended December 31, 2002 as if the acquisition occurred on the earliest day presented.

        The Pro Forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the Pro Forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of the which may differ.

        Pro Forma adjustments to the Condensed Consolidated Balance Sheet are assumed to have occurred as of the balance sheet date and reflect the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed. The Pro Forma cash adjustment of $0.1 million was the result of the difference between $4.5 million and liabilities at the date of acquisition, which is $4.4 million assuming the transaction occurred on June 30, 2003. The amount of goodwill and intangible assets of $2.9 million was the result of the difference between purchase price and net tangible assets acquired.

        Pro Forma adjustments to the Condensed Consolidated Statements of Operations are assumed to have occurred as of the beginning of each period presented and reflect the amortization of identified intangible assets. An intangible asset related to a list of purchased e-mail addresses was identified and is being amortized using an estimated useful life of three years.

Allscripts Healthcare Solutions, Inc. and Subsidiary

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2003

(unaudited, amounts in thousands)

	Allscripts Healthcare Solutions	RxCentric	Pro Forma Adjustments	Pro Forma Total
Assets:
Current assets:
Cash and cash equivalents and marketable securities	$25,669	$180	$(65)	$25,784
Accounts receivable	15,344	319	0	15,663
Other current assets	6,672	995	0	7,667

Total current assets	47,685	1,494	(65)	49,114
Long-term marketable securities	41,322	0	0	41,322
Goodwill and intangible assets, net	4,541	0	2,901	7,442
Other assets	6,298	105	0	6,403

Total assets	$99,846	$1,599	$2,836	$104,281

Liabilities and Stockholders' Equity:
Current Liabilities	$18,005	$4,435	$0	$22,440
Non-current liabilities	200	0	0	200

Total liabilities	18,205	4,435	0	22,640

Stockholders' equity	81,641	(2,836)	2,836	81,641

Total liabilities and stockholders' equity	$99,846	$1,599	$2,836	$104,281

Allscripts Healthcare Solutions, Inc. and Subsidiary

Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2003

(unaudited, amounts in thousands, except per share amounts)

	Allscripts Healthcare Solutions	RxCentric	Pro Forma Adjustments	Pro Forma Total
Revenue	$39,700	$872	$0	$40,572
Cost of revenue	26,995	649	0	27,644

Gross margin	12,705	223	0	12,928
Selling, general and administrative	17,356	1,552	0	18,908
Amortization of intangibles	268	164	(154)	278

Loss from operations	(4,919)	(1,493)	154	(6,258)
Interest and other income, net	742	(4)	0	738

Loss before income taxes	(4,177)	(1,497)	154	(5,520)
Provision for income taxes	0	0	0	0

Net loss	$(4,177)	$(1,497)	$154	$(5,520)

Net loss per share—basic and diluted	$(0.11)			$(0.14)
Weighted-average shares of common stock	38,449			38,449

Allscripts Healthcare Solutions, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2002

(unaudited, amounts in thousands, except per share amounts)

	Allscripts Healthcare Solutions	RxCentric	Pro Forma Adjustments	Pro Forma Total
Revenue	$78,802	$1,662	$0	$80,464
Cost of revenue	58,931	1,617	0	60,548

Gross margin	19,871	45	0	19,916
Selling, general and administrative	37,012	5,010	0	42,022
Amortization of intangibles	540	387	(367)	560

Loss from operations	(17,681)	(5,352)	367	(22,666)
Interest and other income, net	2,448	(31)	0	2,417

Loss before income taxes	(15,233)	(5,383)	367	(20,249)
Provision for income taxes	0	0	0	0

Net loss	$(15,233)	$(5,383)	$367	$(20,249)

Net loss per share—basic and diluted	$(0.40)			$(0.53)
Weighted-average shares of common stock	38,337			38,337

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
Report of Independent Auditors